Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-495-4651

mmcconnell@digimarc.com

Ron Parham

PondelWilkinson Parham Investor Relations for Digimarc

503-924-1985

rparham@pondel.com

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

Digimarc Corporation To Align Filing of Third Quarter Form 10-Q With
Filing of Form 10-K for Year Ended December 31, 2004

Nasdaq Extends Filing Deadline for Form 10-Q

Beaverton, OR – Feb. 14, 2005 – Digimarc Corporation (NASDAQ: DMRCE) today announced that the Nasdaq Listing Qualifications Panel has granted the Company’s request to extend the current deadline of February 15, 2005 to March 16, 2005 to file the Company’s Form 10-Q for the third quarter of 2004.  The Company sought the extension in order to align the filing of its Form 10-Q for the third quarter of 2004 with the filing of its Form 10-K for the fiscal year ended December 31, 2004.  The Company’s deadline for filing the Form 10-K is March 16, 2005.  The Company expects to issue its restated financial statements for 2003 and 2004 concurrently with the completion of its financial statements for the nine months ended September 30, 2004 and for the year ended December 31, 2004.

As announced in September 2004, the Company expects to restate certain prior period financial statements for 2003 and 2004 to correct errors in the accounting at its Digimarc ID Systems business unit.  The Company reiterated that it anticipates the collective impact of the adjustments will be within the range of $1.2 to $3.5 million as provided in the Company’s announcement in September.

About Digimarc

Digimarc Corporation (NASDAQ: DMRCE), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable the production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 186 issued U.S. patents with more than 4,000 claims, and more than 350 pending patent applications in digital watermarking, personal identification and related technologies.

The company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; San Francisco, California; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding the timing of the Company’s filing of its Form 10-Q for the third quarter ended September 30, 2004 and its Form 10-K for the fiscal year ended December 31, 2004, and statements regarding the anticipated nature and scope of the Company’s accounting errors, as well other statements of management’s opinion or expectations, are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to, among other things, the actual timing of the Company’s filing of its Form 10-Q for the third quarter ended September 30, 2004 and its Form 10-K for the fiscal year ended December 31, 2004, the actual results of the on-going review into accounting errors, the actual timing of the Company’s restatement of financial statements, as well as changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about these factors is set forth in filings by Digimarc with the Securities and Exchange Commission, including the most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements in order to reflect events or circumstances, whether they arise as a result of new information, future events, or otherwise.

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